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                                                                       Exhibit 4

                        PROVANTAGE HEALTH SERVICES, INC.
                            1999 STOCK INCENTIVE PLAN

                                    SECTION 1

                                     GENERAL

         1.1. Purpose. The ProVantage Health Services, Inc. 1999 Stock Incentive Plan (the "Plan") has been established by ProVantage Health Services, Inc. (the "Company") (i) to attract and retain high quality individuals eligible to participate in the Plan; (ii) to motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) to provide incentive compensation opportunities that are competitive with those of other similar companies; and
(iv) to further align Participants' interests with those of the Company's shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interests of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

         1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees and the Eligible Directors, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

         1.3. Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Subject to subsection 5.5 (relating to the Board's authority), the authority to control and manage the operation and administration of the Plan shall be vested in a committee of the Board (the "Committee") in accordance with Section 5.

         1.4. Definitions. Capitalized terms used herein which are not defined where such terms first appear shall be defined as set forth in Section 7.

                                    SECTION 2

                                     OPTIONS

         2.1. Options. The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

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         2.2. Exercise Price. The "Exercise Price" of each Option granted under this Section 2 shall be established by the Committee; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option is granted.

         2.3. Exercise. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

         2.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

         (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in subsection 2.4(c), payment may be made as soon as practicable after the exercise).

         (b) The Exercise Price shall be payable in cash or by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

         (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

         2.5. Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

         (a)  the tenth anniversary of the date on which the Option is granted;

         (b) if the Participant is an Eligible Employee and the Participant's Date of Termination occurs by reason of death or Disability, the first anniversary of such Date of Termination;

         (c) if the Participant is an Eligible Employee and the Participant's Date of Termination occurs by reason of Retirement, the second anniversary of such Date of Termination;

         (d) if the Participant is an Eligible Employee and the Participant's Date of Termination occurs for reasons other than Retirement, death or Disability, the 90-day anniversary of such Date of Termination; or

         (e) if the Participant is an Eligible Director, the third anniversary of the Participant's Date of Termination.

Notwithstanding the foregoing provisions of this subsection 2.5, if the Participant dies while the Option is otherwise exercisable, the Expiration Date may be later than the dates set forth above, provided that it is not later than the first anniversary of the date of death.

         2.6. Settlement of Award. The distribution following exercise of an Option of shares of Stock, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. The

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Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option as the Committee determines to be desirable.

                                    SECTION 3

                               OTHER STOCK AWARDS

         3.1. Definition. A Stock Award is a grant of shares of Stock or of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future.

         3.2. Restrictions on Stock Awards. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies. The performance measures for such awards may include: stock price, total shareholder return, earnings, earnings per share, return on equity, and return on assets. The Committee may define the performance measures, including, without limitation, defining such performance measures to exclude non-recurring or extraordinary terms or events.

                                    SECTION 4

                          OPERATION AND ADMINISTRATION

         4.1. Effective Date. The Plan shall be effective as of the date it is approved by the Company's shareholders (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders.

         4.2.  Shares Subject to Plan.

         (a) (i) Subject to the following provisions of this subsection 4.2, the maximum number shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 1,750,000 shares of Stock.

                  (ii) Any shares of Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

         (b) Subject to subsection 4.2(c), the following additional maximums are imposed under the Plan.

                  (i) The maximum number of shares of Stock that may be issued by Options intended to be Incentive Stock Options shall be 500,000 shares.

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                  (ii) The maximum number of shares that may be covered by
         Awards granted to any one individual pursuant to Section 2 (relating to Options) shall be 500,000 shares in any one calendar year.

                  (iii) The maximum payment that can be made for awards granted to any one individual pursuant to Section 3 (relating to Stock Awards) shall be $5,000,000. If an Award granted under Section 3 is, at the time of grant, denominated in shares, the value of the shares of Stock for determining this maximum individual payment amount will be the Fair Market Value of a share of Stock on the date of grant multiplied by the number of shares granted.

         (c) In the event of a corporate transaction involving the Company including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options; as well as any other adjustments that the Committee determines to be equitable.

         4.3. Acceleration on Change of Control. Subject to the provisions of subsection 4.2(c) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change of Control:

         (a) All outstanding Options shall become fully exercisable.

         (b) All Stock Awards shall become fully vested.

         4.4. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

         (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

         (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

         4.5. Tax Withholding. Whenever the Company proposes or is required to distribute Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

         4.6. Payment Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the

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Company or a Related Company, including the plans and arrangements of the
Company or a Related Company acquiring another entity (or an interest in another entity).

         4.7. Dividends and Dividend Equivalents. An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

         4.8. Transferability. Except as otherwise provided by the Committee or in the Agreement reflecting the applicable Award, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

         4.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

         4.10. Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, determine.

         4.11.  Limitation of Implied Rights.

         (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

         (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Selection as a Participant will not give any director the right to be retained or nominated as a director of the Company or any Related Company. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

         4.12. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

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         4.13. Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company.

         4.14. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

                                    SECTION 5

                                    COMMITTEE

         5.1. Selection of Committee. The Committee shall be selected by the Board, and shall consist of two or more members of the Board.

         5.2. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to subsection 5.5 hereof and to the following:

         (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees and the Eligible Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

         (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

         (c) The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

         (d) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

         (e) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

         (f) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee

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shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

         5.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

         5.4. Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

         5.5. Board Administration. The Board shall have the authority to exercise all of the powers of the Committee under the Plan (i) prior to the establishment of the Committee, (ii) at such other times as the Board determines, and (iii) with respect to any Award to an Eligible Director. The determination by the Board to make an Award to an Eligible Director shall not limit the authority of the Committee to also make Awards to Eligible Directors.

                                    SECTION 6

                            AMENDMENT AND TERMINATION

         The Board may, at any time, amend or terminate the Plan; provided, however, that

         (a) subject to subsection 4.2(c) (relating to the adjustments of shares), no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and

         (b) without further approval of the shareholders of the Company, no amendment shall materially increase the number of shares of Stock which may be delivered pursuant to Awards hereunder, except for increases resulting from subsection 4.2(c) (relating to the adjustment of shares).

                                    SECTION 7

                                  DEFINED TERMS

         For purposes of the Plan, the terms listed below shall be defined as follows:

         (a) Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options and Stock Awards.

         (b) Board. The term "Board" shall mean the Board of Directors of the Company.

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         (c) Change of Control. The term "Change of Control" shall mean any of the following events:

                  (1) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of: (A) an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, or (B) a Control Acquisition (as defined below); or

                  (2) consummation of a reorganization, merger, statutory share exchange, or consolidation or sale or other disposition of all or substantially all of the assets of the Company for which approval of the shareholders of the Company is required (a "Business Combination"), in each case, unless, immediately following such Business Combination,
         (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
         (B) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding Common Stock of the Corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (3) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         (d) Control Acquisition. A "Control Acquisition" means the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting

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power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Control Acquisition: (i) any acquisition directly from the Company (including, without limitation, any acquisition through an underwritten public offering of the Company's securities by the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by ShopKo Stores, Inc., a Wisconsin corporation ("ShopKo"), or any corporation controlled by ShopKo, or any employee benefit plan (or related trust) sponsored or maintained by ShopKo or any corporation controlled by ShopKo, (v) any acquisition pursuant to a public distribution of the Company's securities as a dividend to ShopKo's shareholders, or (vi) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Section 7(c)(2) above.

         (e) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

         (f) Date of Termination.

                  (1) With respect to a Participant who is an Eligible Employee, the Participant's "Date of Termination" shall be the first day occurring on or after the Agreement Date on which the Participant's employment with the Company and all Related Companies terminates for any reason; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Related Company (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

                  (2) With respect to a Participant who is an Eligible Director, the Participant's "Date of Termination" shall be the first day occurring on or after the Agreement Date on which the Participant ceases to be a director of any of the Company and any Related Companies for any reason.

         (g) Disability. Except as otherwise provided by the Committee, the Participant shall be considered to have a "Disability" during the period in which the Participant is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

         (h) Eligible Director. The term "Eligible Director" shall mean any director (or person holding authority comparable to that of a director for business entities which do not have directors) of the Company or a Related Company who is not an employee of the Company or a Related Company.

         (i) Eligible Employee. The term "Eligible Employee" shall mean any employee of the Company or a Related Company.

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         (j) Fair Market Value. For purposes of determining the "Fair Market
Value" of a share of Stock, the following rules shall apply:

                  (i) If the Stock is at the time listed or admitted to trading on any stock exchange or in the over-the-counter market, then the "Fair Market Value" shall be the last reported sale price of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading or in the over-the-counter market, as the case may be. If no reported sale of Stock takes place on the date in question, then the most recent reported sale of the Stock shall be determinative of "Fair Market Value."

                  (ii) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

         (k)  Related Companies.  The term "Related Company" means:

                  (i) any corporation, joint venture, limited liability company, or other business entity in which the Company has a significant direct or indirect equity interest, or

                  (ii) any corporation, joint venture, limited liability company, or other business entity which owns a significant direct or indirect equity interest in the Company, as determined by the Committee in its sole discretion.

         (l) Retirement. "Retirement" of the Participant shall mean the occurrence of the Participant's Date of Termination after age 55 with ten (10) or more years of service with the Company or a Related Company, or as otherwise expressly approved by the Committee.

         (m) Stock. The term "Stock" shall mean shares of common stock of the Company.

         Adopted as of March 12, 1999.

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